UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2013

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2013, Dominion Resources, Inc. (the “Company” or “Dominion”) announced that, effective September 1, 2013, Mr. Gary L. Sypolt will retire as Executive Vice President of Dominion and as Chief Executive Officer of the Company’s Dominion Energy Business Unit.  In connection with Mr. Sypolt’s retirement, the Company entered into an agreement with Mr. Sypolt, dated as of June 20, 2013 (the “Retirement Agreement”).  Under the terms of the Retirement Agreement, Mr. Sypolt will receive a payment equal to his base salary and target annual incentive plan award to secure his services through his retirement date to ensure an effective and smooth transition, to provide limited post-retirement transition services as requested by the Company, and for his agreement not to compete with the Company for one year in addition to the one year non-competition period already required under an existing agreement.  The Retirement Agreement includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions, with the Company retaining clawback rights in the event of a breach of any provisions of the Retirement Agreement.  The description of Mr. Sypolt’s agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1	Retirement Agreement between the Company and Gary L. Sypolt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Senior Vice President–Administrative Services and Corporate Secretary

Date:  June 24, 2013